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[Safeco Logo]                                      Safeco Life Insurance Company
                                                   PO Box 3882
                                                   Seattle, WA 98124-3882
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This is a legal Contract between the Owner (referred to in this Contract as
"you" and "your") and Safeco Life Insurance Company (referred to in this
Contract as "Safeco Life", "our", "us", and "we"). Safeco Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. Safeco Life will make annuity payments, beginning on the Annuity Date, or pay a death benefit, subject to the terms of this Contract. Safeco Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

If you have questions, comments, or complaints, please contact Safeco Life at 1-800-4SAFECO (472-3326).


                          READ YOUR CONTRACT CAREFULLY

Right to Examine the Contract: If for any reason you are not satisfied with this Contract, you may return it within 10 days from the date you received it to Safeco Life or to the registered representative who sold you this Contract. When we receive this Contract, we will refund your contract value, your Purchase Payments, or the greater of the two, depending on your state's requirements. In states where we are required to return Purchase Payments, we reserve the right to allocate all Purchase Payments designated for the various Portfolios to the Safeco RST Money Market Portfolio until the Contract is 15 days old.








Signed for Safeco Life Insurance Company by:


C.B. Mead                                               Randall H. Talbot
Sr. Vice President and Secretary                        President


              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING


THIS IS A VARIABLE ANNUITY CONTRACT. WHEN YOUR CONTRACT VALUE AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE. SEE "PURCHASE PAYMENT PROVISIONS", "INVESTMENT OPTIONS", AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.



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===========================================================================================================================
                                TABLE OF CONTENTS
===========================================================================================================================

CONTRACT DATA PAGE...................................................................................................Insert

DEFINITIONS
         Accumulation Phase...............................................................................................1
         Accumulation Unit................................................................................................1
         Annuitant........................................................................................................1
         Annuity Date.....................................................................................................1
         Annuity Unit.....................................................................................................1
         Beneficiary......................................................................................................1
         Contract.........................................................................................................1
         Contract Year....................................................................................................1
         Fixed Account....................................................................................................1
         General Account..................................................................................................1
         Income Phase.....................................................................................................1
         IRC..............................................................................................................1
         Owner............................................................................................................1
         Portfolios.......................................................................................................1
         Purchase Payment.................................................................................................1
         Separate Account.................................................................................................1

THE ANNUITY CONTRACT
         ABOUT THE CONTRACT...............................................................................................2
         OWNER............................................................................................................2
         ANNUITANT........................................................................................................2
         BENEFICIARY......................................................................................................2
                  Change of Beneficiary...................................................................................2

PURCHASE PAYMENT PROVISIONS
         PURCHASE PAYMENTS................................................................................................3
         ALLOCATION OF PURCHASE PAYMENTS..................................................................................3
         ACCUMULATION UNITS...............................................................................................3

INVESTMENT OPTIONS
         VARIABLE INVESTMENT OPTIONS......................................................................................5
                  Substitution of Shares..................................................................................5
         FIXED ACCOUNT....................................................................................................5
                  Interest Crediting......................................................................................5
                  Interest Compounding....................................................................................6
                  Minimum Value Guarantee.................................................................................6
         CONTRACT VALUE...................................................................................................6
         TRANSFERS........................................................................................................6
                  Limits on Excessive Transfers...........................................................................6

CHARGES
         INSURANCE CHARGES................................................................................................8
                  Mortality and Expense Risk Charge.......................................................................8
                  Asset-Related Administration Charge.....................................................................8
         ANNUAL ADMINISTRATION MAINTENANCE CHARGE.........................................................................8
         CONTINGENT DEFERRED SALES CHARGE.................................................................................8
         WITHDRAWAL CHARGE................................................................................................9
         TRANSFER CHARGE..................................................................................................9
         ANNUAL SYSTEMATIC DISTRIBUTION CHARGE............................................................................9
         PREMIUM TAXES....................................................................................................9
         INCOME OR OTHER TAXES............................................................................................9

WITHDRAWAL PROVISIONS
         WITHDRAWALS.....................................................................................................10
                  Repetitive Withdrawals.................................................................................10

ANNUITY PAYMENT PROVISIONS
         ANNUITY OPTIONS.................................................................................................11
                  Life Annuity...........................................................................................11
                  Life Annuity with Guaranteed Period....................................................................11
                  Joint and Survivor Life Annuity........................................................................11
                  Payments Based on a Number of Years....................................................................11
                  Automatic Option.......................................................................................12
         ANNUITY PAYMENTS................................................................................................12
                  Fixed Annuity Payments.................................................................................12
                  Variable Annuity Payments..............................................................................12
                  Changing Portfolio Elections after the Annuity Date....................................................13

DEATH BENEFIT PROVISIONS
         DEATH OF ANNUITANT Prior to the Annuity Date....................................................................14
         DEATH OF OWNER Prior to the Annuity Date........................................................................14
                  Calculation of Death Benefit...........................................................................14
                  Limitation on Death Benefit............................................................................15
                  Payment of Death Benefit...............................................................................15
         DEATH OF ANNUITANT On or After the Annuity Date.................................................................15
         DEATH OF OWNER On or After the Annuity Date.....................................................................16

GENERAL PROVISIONS
         ACCOUNT STATEMENTS..............................................................................................17
         ASSIGNMENT OF BENEFITS..........................................................................................17
         COMMUNICATIONS..................................................................................................17
         ESSENTIAL DATA..................................................................................................17
         EVIDENCE OF SURVIVAL............................................................................................17
         JURISDICTION....................................................................................................17
         MISSTATEMENT OF AGE OR SEX......................................................................................17
         NONPARTICIPATION................................................................................................17
         SEPARATE ACCOUNT................................................................................................18
         STATE REQUIRED BENEFITS.........................................................................................18
         SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS.......................................................18
         TERMINATION OF CONTRACT.........................................................................................18
         THE CONTRACT....................................................................................................18
         VOTING RIGHTS...................................................................................................18

ANNUITY PURCHASE RATE TABLES
         VARIABLE ANNUITY PURCHASE RATE TABLE............................................................................19
         FIXED ANNUITY PURCHASE RATE TABLE...............................................................................20



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===============================================================================
                                   DEFINITIONS
===============================================================================

Accumulation Phase                  The period between the date we allocate
                                    your first Purchase Payment and the Annuity
                                    Date.

Accumulation Unit                   A measurement used to calculate the
                                    value of a Portfolio during the Accumulation
                                    Phase and variable annuity payments made under the Payments Based on a Number of Years annuity option.

Annuitant                           The natural person(s) on whose life/lives
                                    annuity payments are based. You are the
                                    Annuitant unless you designate someone else before the Annuity Date.

Annuity Date                        The date annuity payments begin under an
                                    annuity option.

Annuity Unit                        A measurement used to calculate
                                    variable annuity payments during the Income
                                    Phase, except for the Payments Based on a Number of Years annuity option.

Beneficiary                         The person(s) named by the Owner and joint
                                    Owner, if any, to receive any death benefit payable in accordance with the provisions of this Contract.

Contract                            This Flexible Premium Deferred Variable
                                    Annuity.

Contract Year                       A 12-month period starting on the
                                    contract date shown on your contract data page and each anniversary of that date.

Fixed Account                       The investment option of this
                                    Contract that provides for guaranteed
                                    interest. Purchase Payments allocated to the Fixed Account become part of Safeco Life's
                                    General Account.

General Account                     The assets of Safeco Life other than those
                                    attributable to Separate Accounts.

Income Phase                        The period beginning on the Annuity Date
                                    during which the payee receives annuity
                                    payments.

IRC                                 The Internal Revenue Code of 1986,
                                    as amended.

Owner The person(s) or entity(ies) named on the contract application. The Owner has all ownership rights under this Contract.

Portfolios                          The variable investment options available
                                    under the Contract.

Purchase Payment                    An amount paid to Safeco Life for
                                    allocation under this Contract, less any premium tax due at the time this payment is made.

Separate Account                    A segregated asset account established
                                    under Washington law and shown on the
                                    contract data page.

================================================================================
                              THE ANNUITY CONTRACT
================================================================================

ABOUT THE CONTRACT                  This Contract is an agreement
                                    between Safeco Life and you, the Owner,
                                    where we promise to pay an income in the form of annuity payments, beginning on the date you select, or a death benefit. When you are investing money, your Contract is in the Accumulation Phase. Once you begin receiving annuity payments, your Contract is in the Income Phase.

                                    You purchased this Contract with the initial
                                    Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

                                    The Contract is called a variable annuity because you can allocate money among variable investment Portfolios available within the Separate Account. The investment performance of the Portfolio(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments. You may also allocate money to the Fixed Account which credits guaranteed interest rates.

OWNER The Owner is shown on the contract application and cannot be changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

                                    If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page. The joint Owner cannot be changed. An Owner who is a non-natural person (for example, a corporation or a trust) may not name a joint Owner.

ANNUITANT                           The Annuitant is/are the person(s) on whose
                                    life/lives annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not be older than the maximum issue age on the contract date and the maximum annuitization age when annuity payments begin. The maximum issue age and the maximum annuitization age are shown on the contract data page.

                                    An Owner who is a non-natural person may not change the Annuitant.

BENEFICIARY                         The Beneficiary receives any death benefit
                                    payable in accordance with the provisions of this Contract. You initially name your Beneficiaries on the contract application.

               Change of            You may change your Beneficiary designation
               Beneficiary          at any time by sending us a signed and
                                    dated request. However, if a Beneficiary designation is irrevocable, that
                                    Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is not effective until we record the change.
                                    We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

===============================================================================
                           PURCHASE PAYMENT PROVISIONS
===============================================================================

PURCHASE PAYMENTS                   During the Accumulation Phase, you
                                    may make additional Purchase Payments. You may change the amount and frequency of Purchase Payments. The minimum dollar amounts are shown on the contract data page.
                                    If you stop making Purchase Payments, all benefits under this Contract continue until the contract value is completely withdrawn.

                                    Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at 5069 154th Place NE, Redmond, WA 98052-9669, or P.O. Box 34690, Seattle,
                                    WA 98124-1690, or in a manner agreed to by Safeco Life.

                                    We reserve the right to refuse any Purchase
                                    Payment. If we do not accept a Purchase
                                    Payment, we will return it within five
                                    business days.

ALLOCATION OF PURCHASE PAYMENTS     Your initial Purchase
                                    Payment will be allocated according to your instructions on your contract application.
                                    Unless you tell us otherwise, subsequent
                                    Purchase Payments will be allocated in the same proportion as your most recent Purchase
                                    Payment (unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

                                    Once we receive your Purchase Payment, the portion to be allocated to the Fixed Account is credited as of the day it is received. The portion to be allocated to the Portfolios is effective and valued as of the next close of the New York Stock Exchange
                                    (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                    When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the Safeco RST Money Market Portfolio as shown on the cover page of this Contract. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION                        When you make Purchase Payments or transfers
UNITS                               into a Portfolio, we credit your Contract
                                    with Accumulation Units. Similarly, when you request a withdrawal or a transfer of money from a Portfolio, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on thedate the transaction occurs.

                                    We calculate the value of an Accumulation
                                    Unit for each Portfolio after the NYSE
                                    closes each day. To determine the current
                                    Accumulation Unit value, we take the prior day's Accumulation Unit value and multiply it by the Net Investment Factor for the current day.

                                    The Net  Investment  Factor  is used to
                                    measure  the  daily change in Accumulation
                                    Unit value for each  Portfolio.  The
                                    Net Investment Factor equals:

                                    o    the net asset value per share of a
                                         Portfolio at the end of the current
                                         day plus the per share amount of any
                                         dividend or income distributions made
                                         by the Portfolio
                                         that day; divided by

                                    o    the net asset value per share of a
                                         Portfolio at the end of the prior day
                                         plus the per share amount of any
                                         dividend or income distributions made
                                         by the Portfolio that day; minus

                                    o    the daily insurance charges, expressed
                                         as a percentage of the total net assets
                                         of the Portfolio.

                                    The value of an Accumulation Unit will
                                    usually go up or down from day to day.

===============================================================================
                               INVESTMENT OPTIONS
===============================================================================

VARIABLE INVESTMENT OPTIONS         You may allocate money to
                                    the Portfolios shown on the contract data page. We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this Contract.
                                    Portfolios have different investment
                                    objectives. Investment performance of a
                                    Portfolio may be positive or negative.

     Substitution of Shares         If any shares of the Portfolios
                                    are no longer available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange
                                    Commission (SEC) and give you notice before doing this.

FIXED ACCOUNT                       The Fixed Account is part of Safeco
                                    Life's General Account and provides for
                                    guaranteed interest rates as follows.

     Interest Crediting             We establish the annual effective
                                    interest rates that apply to Purchase
                                    Payments allocated to the Fixed Account. The annual effective interest rate will be at least the minimum guaranteed interest rate shown on the contract data page.

                                    Each Purchase Payment allocated to the Fixed
                                    Account will be credited with the interest rate established for the date that we receive the Purchase Payment. This rate will apply to the Purchase Payment for an initial period of at least 12 months from the date we receive it.

                                    We can adjust the interest rate after the completion of that initial period. The adjusted rate will apply to that Purchase Payment and its credited interest for at least 12 months, when the rate can again be adjusted. From then on, we cannot adjust the interest rate more often than every 12 months.

                                    In the first Contract Year, additional
                                    interest will be credited to Purchase
                                    Payments allocated to the Fixed Account if the initial Purchase Payment exceeds the amount shown on the contract data page under "ADDITIONAL INTEREST ON FIXED ACCOUNT IN FIRST CONTRACT YEAR". The additional interest rate is also shown on the contract data page. If you make additional Purchase Payments, each will be credited with the applicable additional interest from the date we receive it to the end of the first Contract Year. If a Purchase Payment brings the total Purchase Payments to an amount greater than the amount shown on the contract data page, the additional interest will be credited from the date we receive that Purchase Payment to the end of the first Contract Year.

                                    Different interest rates may apply to each of your Purchase Payments depending on the interest rate established for the date that we received the Purchase Payment and any subsequent rate adjustments.

                                    For the purpose of crediting interest, when you take a withdrawal from the Fixed Account, the Purchase Payment you last made, and the interest credited to it, is considered to be withdrawn first.

                                    If you stop allocating Purchase Payments to the Fixed Account, we will continue to credit your balance in the Fixed Account with the applicable interest rate(s).

     Interest Compounding           Safeco Life credits interest
                                    daily on each Purchase Payment allocated to the Fixed Account from the date we receive your payment up to, but not including, the date you withdraw the funds from the Fixed
                                    Account.

                                    Annual effective interest rates show the effect of daily compounding of interest over a 12-month period.

     Minimum Value Guarantee        Upon a total withdrawal from
                                    the Fixed Account, you will not receive less than 90% of your Purchase Payments and transfers allocated to the Fixed Account accumulated at an annual effective interest rate of 3% each year, less prior withdrawals and transfers from the Fixed Account accumulated at an annual effective interest rate of 3% each year. If necessary to meet this minimum, charges will be waived.

CONTRACT VALUE                      Your contract value is the sum of the
                                    values in the Portfolios and the Fixed
                                    Account attributable to your Contract.
                                    We calculate this by:
                                    o adding all the Purchase Payments you
                                      invested;
                                    o subtracting the charges which have been
                                      deducted;
                                    o subtracting the withdrawals you have made;
                                    o adjusting for each Portfolio's gain or
                                      loss;
                                    o adding the interest we credit while any
                                      of your contract value is in the Fixed
                                      Account;
                                    o subtracting the amounts withdrawn for an
                                      annuity option; and
                                    o subtracting the amounts withdrawn to pay
                                      the death benefit.

TRANSFERS                           During the Accumulation Phase, you can
                                    transfer money among the Portfolios and the Fixed Account. The minimum amounts that can be transferred are shown on the contract data page. In each Contract Year a specified number of transfers are free of charge. Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on the contract data page.

                                    We reserve the right to modify, suspend, or terminate transfer privileges at any time. In addition, if we receive a transfer request that is to be allocated to the Fixed Account and we are not able to invest the money such that we can credit at least the minimum guaranteed interest rate, we reserve the right to reject the portion of the transfer request that was to be allocated to the Fixed Account.

     Limits on Excessive Transfers  We may restrict or
                                    eliminate the right to make transfers among Portfolios if such rights are executed by you, a market timing firm, or similar third party authorized to initiate transfers or exchange transactions on your behalf. For example, we reserve the right to reject any transfer request if, in our judgment, you are engaging in a pattern of transfer that may disadvantage other contract owners or would cause a Portfolio to be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. In addition, if we or any affected Portfolio believes you are engaging in activity as described above or similar activity which will potentially hurt the rights or interests of other contract owners, we have the right to restrict the number of transfers you make.

                                    We will continue to monitor the transfer activity occurring among the Portfolios and may modify these transfer restrictions at any time if we deem it necessary to protect the interest of all contract owners. These modifications may include curtailing or eliminating, without notice, the ability to use the Internet or telephone in making transfers.

===============================================================================
                                     CHARGES
===============================================================================

The following charges apply to your Contract:

INSURANCE CHARGES                   Each day we make deductions for our
                                    insurance charges. We do this as part of our calculation of the value of Accumulation
                                    Units and Annuity Units. The insurance
                                    charges are as follows:

    Mortality  and Expense Risk     The  mortality  and expense risk
     Charge                         charge is equal,  on an annual  basis,  to
                                    a  percentage of the average daily net
                                    assets of each  Portfolio.  The
                                    percentage is shown on the contract data page.

     Asset-Related Administration   The asset-related administration charge is
     Charge                         equal, on an annual basis, to a percentage
                                    of the average daily net
                                    assets of each Portfolio. The percentage is shown on the contract data page.


ANNUAL ADMINISTRATION MAINTENANCE   The annual administration maintenance
CHARGE                              charge, shown on the contract data page,
                                    will be deducted from your Contract
                                    on the last day of each Contract Year and if you withdraw the entire contract value.
                                    The investment option from which
                                    this charge is deducted is
                                    determined by the hierarchical order of the investment options shown on the contract data page.

                                    We will not deduct this charge if your
                                    contract value is at least $50,000 when the deduction is to be made. During the Income Phase, we will not deduct this charge unless the payee is receiving annuity payments under the Payments Based on a Number of Years annuity option and your contract value was less than $50,000 when annuity payments began.

CONTINGENT DEFERRED SALES CHARGE    A contingent deferred
                                    sales charge may be assessed on withdrawals from your Contract. The charge is a percentage of the amount withdrawn and is shown on the contract data page. When the withdrawal is for only part of your contract value, the charge will be deducted from the remaining contract value, unless you tell us otherwise.

                                    You can withdraw 10% of your contract value each Contract Year without a contingent deferred sales charge. The determination of whether more than 10% of the contract value has been withdrawn is made at the time of withdrawal. If you take more than one withdrawal in a Contract Year, the previous withdrawals in the Contract Year are added to the current contract value to determine whether more than 10% of the contract value has been withdrawn in that Contract Year.

                                    Contingent deferred sales charges will not be assessed on the following:
                                    o    withdrawals, if the total amount
                                         withdrawn during the Contract Year
                                         does not exceed 10% of the contract
                                         value;
                                    o    withdrawals taken for payment of the
                                         annual administration maintenance
                                         charge, withdrawal charges, transfer
                                         charges, the annual systematic
                                         distribution charge, or premium taxes;
                                    o    repetitive withdrawals, if the
                                         withdrawals are equal or substantially
                                         equal and are expected to deplete the
                                         contract value over your life
                                         expectancy or the joint life expectancy
                                         of you and your Beneficiary;

                                    o    annuity payments;
                                    o    withdrawals taken on account of your
                                         death; and
                                    o    withdrawals taken after you have been
                                         confined to a hospital or nursing home
                                         for 30 consecutive days if:
                                         o    the confinement begins after the
                                              contract date; and
                                         o    the withdrawal is taken:
                                              o    during confinement; or
                                              o    within 60 days after
                                                   confinement ends.

                                         We may require proof of confinement.

                                    Hospital may be defined in one of two ways:
                                        (1)  a lawfully operated institution
                                             that is licensed as a hospital by
                                             the Joint Commission of
                                             Accreditation of Hospitals; or
                                        (2)  a lawfully operated institution
                                             that provides in-patient treatment
                                             under the direction of a staff of
                                             physicians and has 24-hour per day
                                             nursing services.

                                        Nursing home is defined as a facility
                                        licensed by the state that provides
                                        convalescent or chronic care for
                                        in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

WITHDRAWAL CHARGE                   The withdrawal charge, shown on the
                                    contract data page, is deducted for each withdrawal after the first withdrawal in a Contract Year. This charge will be deducted from your remaining contract value, unless you tell us otherwise.

                                    We will not deduct this charge for annuity payments, repetitive withdrawals, or if you withdraw the entire contract value.

TRANSFER CHARGE                     The transfer charge is deducted from
                                    your Contract for each transfer in excess of the number of free transfers allowed in a Contract Year. The transfer charge and the number of free transfers are shown on the contract data page.

                                    Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation or interest sweep, or portfolio rebalancing do not count against your free transfers, provided the scheduled transfers continue for at least 6 months.

ANNUAL SYSTEMATIC DISTRIBUTION      The annual systematic distribution charge,
 CHARGE                             shown on the contract data page, will be
                                    deducted from your Contract on the last day of the Contract Year if you received more than one repetitive withdrawal or more than one annuity payment under the Payments Based on a Number of Years annuity option during the Contract Year. We will waive this charge if such withdrawals or annuity payments are made by electronic funds transfer or other electronic means agreed to by us.

PREMIUM TAXES                       The contract data page shows whether or not
                                    premium tax is charged in your state as of the contract date.

INCOME OR OTHER TAXES               Currently we do not pay income or other
                                    taxes on earnings attributable to your
                                    Contract. However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

===============================================================================
                              WITHDRAWAL PROVISIONS
================================================================================

WITHDRAWALS                         Before the commencement of annuity payments,
                                    you may withdraw part or all of your
                                    contract value. The minimum amount that can be withdrawn is shown on the contract data page.

                                    To take withdrawals, you must send a written request to our Home Office. Unless you tell us differently, partial withdrawals will be made pro rata from each investment option. Once we receive your request, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

                                    A withdrawal may have a contingent deferred sales charge, a withdrawal charge, and, if you surrender the Contract by withdrawing the entire contract value, an annual administration maintenance charge.

     Repetitive Withdrawals         You may request repetitive
                                    withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form.

===============================================================================
                           ANNUITY PAYMENT PROVISIONS
===============================================================================

ANNUITY OPTIONS                     The Income Phase will start no later
                                    than the maximum annuitization age shown on the contract data page, or an earlier date if required by law. During the Income Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the Annuity Date.

                                    To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. For all annuity options other than the Payments Based on a Number of Years annuity option, you cannot start the Income Phase until the Contract has been in effect for at least one year. If the amount applied to an annuity option is less than $5,000, we may pay you in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                    Switching to the Income Phase is
                                    irrevocable. Once you begin receiving
                                    annuity payments, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments. When the Contract switches to the Income Phase, the minimum guaranteed death benefit will no longer be applicable.

     Life Annuity                   The payee receives monthly annuity
                                    payments as long as the Annuitant is living.
                                    Annuity payments stop when the Annuitant dies.

     Life Annuity with Guaranteed   The payee receives monthly annuity payments
     Period                         for the longer of the Annuitant's life or a
                                    guaranteed period of five or more years as selected by you and agreed to by us. If the Annuitant dies before all guaranteed payments have been made, the rest will be made to the payee designated by the Owner.
                                    Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

                                    As an alternative to monthly payments, the payee may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

     Joint and Survivor Life        The payee receives monthly annuity payments
      Annuity                       as long as the Annuitant is living. After
                                    the Annuitant dies, the payee receives a specified percentage of each annuity payment as long as the second Annuitant is living. You name the second Annuitant and payment percentage at the time you elect this option. Annuity payments stop the later of the date the Annuitant dies or the date the second Annuitant dies.

     Payments Based on a Number     The payee receives annuity payments based
     of Years                       on a number of years as selected by you and
                                    agreed to by us. You must select a period of at least five years. You may select monthly, quarterly, or annual annuity payments. Each annuity payment reduces the number of Accumulation Units and/or value of the Fixed Account in the Contract. Annuity payments continue until the entire value in the Portfolios and/or the Fixed Account has been paid out. You can stop these annuity payments at any time and receive a lump sum equal to the remaining contract value.
                                    This option does not promise to make
                                    payments for the Annuitant's life. If the Owner dies before all annuity payments have been made, there will be a death benefit payable in accordance with the "DEATH OF OWNER On or After the Annuity
                                    Date" provision.

                                    This annuity option is only available after the fifth contract year and if your contract value is $25,000 or more at the time this option is selected.

     Automatic Option               If you do not choose an annuity option at
                                    least 30 days before the latest Annuity Date allowed under this Contract and if your contract value is at least $25,000, we will make annuity payments under the Payments
                                    Based on a Number of Years annuity option.
                                    The number of years will be equal to the Annuitant's life expectancy.If your contract value is less than $25,000, we will make annuity payments under the Life Annuity with Guaranteed Period annuity option.
                                    The guaranteed period will be equal to 10 years.

ANNUITY PAYMENTS                    You can choose whether annuity
                                    payments will be made on a fixed basis,
                                    variable basis, or both. If you don't tell us otherwise, annuity payments will be based on the investment allocations in place on the Annuity Date. After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

     Fixed Annuity Payments         The dollar amount of each fixed annuity
                                    payment will stay the same. Annuity payments under the Payments Based on a Number of Years annuity option will be based on the minimum guaranteed interest rate and the number of annuity payments you selected.
                                    Annuity payments under all other annuity options will be determined by applying the contract value that you want to use to purchase fixed annuity payments to the Fixed
                                    Annuity Purchase Rate Table of this
                                    Contract, or the current rates at that time if more favorable to you. If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

     Variable Annuity Payments      The dollar amount of each
                                    variable annuity payment will vary depending on the investment performance of the Portfolios that you selected. Annuity payments under the Payments Based on a Number of Years annuity option will be based on a reasonable rate of return and the number of annuity payments you selected.
                                    Annuity payments under all other annuity options will be determined as described below.

                                    First Variable Annuity Payment: The dollar amount of the first variable annuity payment is the sum of the payments from each Portfolio determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

                                    Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

                                        Number of Variable Annuity Units: The
                                        number of Annuity Units credited for
                                        each Portfolio is the amount of the
                                        first annuity payment attributable to
                                        that Portfolio divided by the value of
                                        the applicable Annuity Unit for that
                                        Portfolio as of the 15th day of the
                                        month preceding the Annuity Date. The
                                        number of Annuity Units used to
                                        calculate the variable annuity payment
                                        each month remains constant unless you
                                        change Portfolio elections.

                                        Value of Variable Annuity Units: The
                                        value of an Annuity Unit will usually
                                        increase or decrease from one month to
                                        the next. For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:
                                        o    the value of that Annuity Unit
                                             as of the 15th day of the
                                             preceding month (or the next
                                             day that the NYSE is open);
                                        o    multiplied by the Net Investment
                                             Factors for that Portfolio; and
                                        o    divided by the Assumed Investment
                                             Factor for the period.

                                        The Net Investment Factor is a number
                                        that represents the change in the
                                        Accumulation Unit value of a Portfolio
                                        on successive days when the NYSE is
                                        open. The Net Investment Factor for any
                                        Portfolio for any valuation day is
                                        determined by dividing the current
                                        Accumulation Unit value by the prior
                                        day's Accumulation Unit value. The Net
                                        Investment Factor will likely be
                                        different than the Assumed Investment
                                        Factor, and therefore the Annuity Unit
                                        value will usually increase or decrease.

                                        The Assumed Investment Factor for a
                                        one-day valuation period is 1.00010746.
                                        This factor neutralizes the assumed
                                        investment return of 4% in the Variable
                                        Annuity Purchase Rate Table.

                                    We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

     Changing Portfolio Elections   If you have selected variable annuity
     after the Annuity Date         payments, after the Annuity Date you may
                                    request  to  change Portfolio elections
                                    once a month. Transfers are not allowed to or from the Fixed Account. Changes will affect the number of units used to calculate annuity payments.

===============================================================================
                 DEATH BENEFIT PROVISIONS
===============================================================================

DEATH OF ANNUITANT                  If the Annuitant is not an Owner and the
Prior to the Annuity Date           Annuitant dies before the Annuity Date, you
                                    must designate a new Annuitant. If no
                                    designation is made within 30 days after we are notified of the Annuitant's death, you will become the Annuitant.

                                    If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner. In this case, all references to "Owner" and "joint Owner" in these provisions are replaced by "Annuitant" and "joint Annuitant".

Death of Owner                      If any Owner dies before the Annuity Date,
Prior to the Annuity Date           we will pay a death benefit to the:
                                    o    surviving Owner or joint Owner; or if
                                         there is no surviving Owner or joint
                                         Owner or if the Owner is a non-natural
                                         person, then
                                    o    surviving primary Beneficiary(ies);
                                         or if none, then
                                    o    surviving contingent Beneficiary(ies);
                                         or if none, then
                                    o    the estate of the last Owner to
                                         die.

                                    If the death benefit is payable to the
                                    Owner's spouse, the spouse will have the option to continue the Contract and will then be the Owner of the Contract.

     Calculation of Death Benefit   The death benefit is the higher of:
                                    (1)  the current contract value; or
                                    (2)  if the death benefit is payable upon
                                         the sole Owner's or older joint Owner's
                                         death, the minimum guaranteed death
                                         benefit.

                                    When determining the higher of (1) or (2) above, the calculations are based on the earlier of:

                                    o    the date we receive proof of
                                         death and the first election of how
                                         to take the death benefit payment; or
                                    o    six months from the date of death.

                                         If we receive due proof of death and
                                         the first death benefit payment
                                         election within 6 months of the date of
                                         death: If the minimum guaranteed death
                                         benefit exceeds the contract value, we
                                         will add the difference to the contract
                                         value on the date we receive the
                                         required information so that the
                                         contract value will equal the minimum
                                         guaranteed death benefit. This
                                         additional amount will be allocated to
                                         the investment options in the same
                                         proportion that Purchase Payments were
                                         last allocated. Thereafter, the
                                         contract value will be subject to
                                         investment performance and applicable
                                         charges until the date the death
                                         benefit is paid.

                                         If we receive due proof of death and
                                         the first death benefit payment
                                         election more than 6 months after the
                                         date of death: If the minimum
                                         guaranteed death benefit exceeds the
                                         contract value on the 6-month
                                         anniversary of the date of death, we
                                         will credit the difference with
                                         interest at the prevailing money market
                                         rates from the 6-month anniversary
                                         until the date we receive the required
                                         information. At that time we will
                                         allocate this additional amount, with
                                         the credited interest, to the
                                         investment options in the same
                                         proportion that Purchase Payments were
                                         last allocated. Thereafter, the
                                         contract value will be subject to
                                         investment performance and applicable
                                         contract charges until the date payment
                                         is made.

                                    Minimum Guaranteed Death Benefit: The
                                    minimum guaranteed death benefit is
                                    initially equal to the first Purchase
                                    Payment. It is immediately increased by
                                    additional Purchase Payments and adjusted for withdrawals. After such withdrawals, the minimum guaranteed death benefit will be recalculated by multiplying the prior minimum guaranteed death benefit by the ratio of the contract value after the withdrawal to the contract value before the withdrawal.

                                    Minimum Guaranteed Death Benefit Reset: The minimum guaranteed death benefit will be reset on each 5-year contract anniversary until the older Owner attains age 75. The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the contract value on that date, if higher.

     Limitation on Death Benefit    At most, one minimum
                                    guaranteed death benefit will be paid during the life of the Contract. In addition, the maximum amount that we will add to the contract value is limited to $1 million.
                                    This limitation applies to any amount added to the contract value so that the contract value equals the minimum guaranteed death benefit. All subsequently issued contracts will be aggregated for this limitation if your death triggers payment of a death benefit under such contracts.

     Payment of Death Benefit       To pay the death benefit,
                                    we need proof of death acceptable to us, such as a certified copy of a death certificate, plus written direction regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

                                    The death benefit may be paid as:
                                    o    a lump sum payment or series of
                                         withdrawals that are completed within
                                         five years from the date of death; or
                                    o    annuity payments made over life or life
                                         expectancy. To receive annuity
                                         payments, this election must be made
                                         within 60 days from our receipt of
                                         proof of death. Annuity payments must
                                         begin within one year from the date of
                                         death. Once annuity payments begin,
                                         they cannot be changed.

                                    If a person entitled to receive a death
                                    benefit dies before the death benefit is distributed, we will pay the death benefit to that person's named beneficiary or, if none, to that person's estate.

DEATH OF ANNUITANT                  If the Annuitant is not the Owner and dies
On or After the Annuity Date        after the Annuity Date, then we will
                                    continue paying any remaining
                                    annuity payments to the payee designated by the Owner.

DEATH OF OWNER                      If the Owner dies after the Annuity Date,
On or After the Annuity Date        then any amounts paid after the death of
                                    the Owner will depend on which
                                    annuity option was selected. If the Owner dies while annuity payments are being paid under the Payments
                                    Based on a Number of Years annuity option, we will pay a death benefit equal to the contract value as of the date we receive proof of death and the first election of how to take the death benefit payment. If the Owner dies while annuity payments are being paid under another option, we will pay any remaining annuity payments in accordance with that option. We will pay remaining annuity payments at least as rapidly as under the annuity option then in effect. The right to receive the death benefit under the Payments Based on a Number of Years annuity option or to change the payee for remaining annuity payments under another annuity option is determined as follows:
                                    o the surviving Owner or joint Owner; or if
                                      none, then
                                    o the surviving primary
                                       Beneficiary(ies); or if none, then
                                    o the surviving contingent Beneficiary(ies)
                                      or if none, then
                                    o the estate of the last Owner to die.

===============================================================================
                    GENERAL PROVISIONS
===============================================================================

ACCOUNT STATEMENTS                  At least once each calendar year
                                    we will furnish you with a statement showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS              This Contract may not be sold,
                                    transferred, assigned, discounted, or
                                    pledged as collateral for a loan or as
                                    security for the performance of an
                                    obligation or for any other purpose (other than a transfer incident to a divorce or a tax-free exchange under IRC Section 1035).

COMMUNICATIONS                      All written communications to you will be
                                    addressed to you at your last known
                                    address on file with Safeco Life.

                                    All written communications to Safeco Life must be addressed to Safeco Life at its Home Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 34690,
                                    Seattle, Washington 98124-1690.

ESSENTIAL DATA                      You and each person entitled to receive
                                    benefits under this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL                When any payments under this
                                    Contract depend upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

JURISDICTION                        In the event of a dispute, the laws of the
                                    jurisdiction in which the Contract is
                                    delivered will apply.

MISSTATEMENT OF AGE OR SEX          We may require satisfactory proof of
                                    correct age or sex at any time.
                                    o   If annuity payments are based on life
                                        or life expectancy and the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments credit interest on underpayments or charge interest on overpayments.
                                    o   If the age of any Annuitant or Owner
                                        has been misstated, the amount of any
                                        death benefit payable will be
                                        determined based on the correct age of
                                        the Annuitant or Owner.

NONPARTICIPATION                    This Contract is nonparticipating, which
                                    means it will not share in any distribution of profits, losses, or surplus of Safeco
                                    Life.

SEPARATE ACCOUNT                    The Separate Account holds the assets that
                                    underlie the contract values invested in the Portfolios. The assets in the Separate
                                    Account are the property of Safeco Life.
                                    However, assets in the Separate Account
                                    that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate
                                    Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Safeco
                                    Life.

STATE REQUIRED BENEFITS             The benefits of this
                                    Contract will not be less than the minimum benefits required by any statute of any state in which this Contract is delivered.



SUSPENSION OF ANNUITY PAYMENTS,     We may be required to suspend or postpone
WITHDRAWALS, OR TRANSFERS           payment of annuity payments, withdrawals,
                                    or transfers from the Portfolios for any period of time when:
                                    o  the NYSE is closed (other than
                                       customary weekend or holiday closings);
                                    o  trading on the NYSE is restricted;
                                    o an emergency exists such that disposal of
                                      or determination of the value of the
                                      Portfolio shares is not reasonably
                                      practicable; or
                                    o the SEC, by order, so
                                      permits for your protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the Fixed Account for a period of 6 months after receiving the request. The interest rates credited to the Fixed Account during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This Contract will terminate
                                    when Safeco Life has completed all of its duties and obligations under the Contract.

THE CONTRACT                        The Contract, contract data page,
                                    and contract application, as may be amended, and any endorsements are the entire
                                    Contract. Only an authorized officer of
                                    Safeco Life may change this Contract. Any change must be in writing. Safeco Life reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       Safeco Life is the legal owner of the
                                    Portfolios' shares. However, when a
                                    Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. All shares are voted in the same proportion as the instructions we received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===============================================================================
                          ANNUITY PURCHASE RATE TABLES
===============================================================================

                      VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected using a generational approach with an initial projection of 20 years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Safeco Life upon request.

                            Consideration Required to Purchase $1 of Monthly Variable Annuity*

                  Life Annuity                  Life Annuity                  Life Annuity               Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $197.53         $212.16       $198.19         $212.54       $200.20        $213.72         $230.94       $230.94
   61         193.64          208.52        194.37          208.94        196.57         210.24          227.76        227.76
   62         189.65          204.77        190.44          205.23        192.88         206.66          224.45        224.46
   63         185.55          200.90        186.42          201.42        189.13         202.98          221.03        221.04
   64         181.35          196.93        182.31          197.50        185.33         199.22          217.48        217.50
   65         177.06          192.84        178.12          193.47        181.50         195.37          213.81        213.83
   66         172.68          188.65        173.87          189.33        177.63         191.43          210.02        210.04
   67         168.23          184.34        169.56          185.09        173.76         187.42          206.09        206.12
   68         163.72          179.91        165.22          180.74        169.88         183.34          202.05        202.08
   69         159.18          175.37        160.85          176.29        166.01         179.20          197.88        197.92
   70         154.60          170.71        156.48          171.73        162.17         175.01          193.59        193.64
   71         150.02          165.94        152.11          167.08        158.37         170.78          189.18        189.24
   72         145.44          161.07        147.76          162.36        154.62         166.52          184.66        184.74
   73         140.86          156.11        143.42          157.57        150.93         162.26          180.03        180.13
   74         136.27          151.08        139.09          152.73        147.30         158.01          175.30        175.43
   75         131.68          145.99        134.77          147.87        143.74         153.79          170.48        170.63
   76         127.09          140.88        130.49          143.00        140.26         149.63          165.58        165.76
   77         122.51          135.74        126.25          138.13        136.87         145.54          160.59        160.83
   78         117.95          130.59        122.05          133.29        133.58         141.54          155.55        155.83
   79         113.42          125.44        117.92          128.46        130.42         137.65          150.44        150.79
   80         108.93          120.28        113.85          123.67        127.38         133.89          145.29        145.72
   81         104.49          115.13        109.87          118.94        124.48         130.28          140.10        140.62
   82         100.10          110.01        105.98          114.28        121.74         126.86          134.89        135.53
   83          95.78          104.94        102.19          109.72        119.16         123.63          129.67        130.45
   84          91.53           99.92         98.50          105.28        116.75         120.62          124.46        125.41
   85          87.36           94.99         94.94          100.98        114.50         117.82          119.27        120.42
   86          83.26           90.15         91.50           96.85        112.41         115.23          114.12        115.52
   87          79.24           85.43         88.21           92.92        110.47         112.85          109.02        110.72
   88          75.30           80.83         85.06           89.19        108.68         110.66          103.99        106.04
   89          71.50           76.43         82.09           85.70        107.04         108.66           99.07        101.53
   90          67.84           72.24         79.28           82.44        105.56         106.88           94.29         97.19

* The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life
     Annuity initially equivalent to a monthly income of $1,000 will cost
     $177,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

**   Annuitant and second Annuitant are assumed to be the same age.




                        FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected using a generational approach with an initial projection of 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Safeco Life upon request.

                              Consideration Required to Purchase $1 of Monthly Fixed Annuity*

                  Life Annuity                  Life Annuity                  Life Annuity               Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $255.94         $279.92       $256.65         $280.33       $258.98        $281.70         $311.12       $311.13
   61         249.36          273.38        250.13          273.83        252.70         275.34          304.87        304.88
   62         242.72          266.76        243.56          267.26        246.40         268.91          298.51        298.52
   63         236.01          260.05        236.93          260.60        240.09         262.42          292.04        292.05
   64         229.25          253.27        230.27          253.88        233.78         255.88          285.46        285.48
   65         222.44          246.42        223.57          247.09        227.50         249.29          278.79        278.81
   66         215.61          239.50        216.87          240.23        221.25         242.67          272.02        272.04
   67         208.76          232.51        210.18          233.31        215.06         236.02          265.15        265.18
   68         201.92          225.45        203.52          226.33        208.93         229.36          258.20        258.23
   69         195.12          218.32        196.91          219.30        202.90         222.69          251.16        251.21
   70         188.37          211.14        190.37          212.22        196.98         216.04          244.06        244.11
   71         181.68          203.90        183.91          205.12        191.19         209.41          236.88        236.95
   72         175.07          196.62        177.54          198.00        185.53         202.84          229.66        229.74
   73         168.55          189.33        171.28          190.88        180.01         196.34          222.38        222.49
   74         162.10          182.04        165.10          183.81        174.64         189.94          215.08        215.21
   75         155.71          174.78        159.01          176.79        169.43         183.67          207.75        207.91
   76         149.41          167.58        153.04          169.85        164.39         177.55          200.41        200.61
   77         143.20          160.44        147.18          163.00        159.52         171.61          193.08        193.33
   78         137.08          153.39        141.45          156.26        154.85         165.86          185.77        186.08
   79         131.07          146.41        135.87          149.64        150.39         160.32          178.49        178.87
   80         125.19          139.52        130.43          143.14        146.14         155.02          171.25        171.71
   81         119.42          132.74        125.16          136.80        142.13         149.99          164.06        164.63
   82         113.80          126.08        120.06          130.63        138.35         145.25          156.95        157.64
   83         108.31          119.55        115.13          124.65        134.83         140.82          149.93        150.77
   84         102.96          113.18        110.38          118.89        131.56         136.71          143.01        144.03
   85          97.76          106.98        105.83          113.37        128.54         132.93          136.21        137.45
   86          92.70          100.97        101.48          108.12        125.74         129.45          129.54        131.05
   87          87.79           95.16         97.34          103.14        123.18         126.28          123.02        124.85
   88          83.02           89.57         93.42           98.48        120.82         123.38          116.67        118.88
   89          78.46           84.26         89.74           94.14        118.68         120.77          110.53        113.17
   90          74.10           79.24         86.28           90.11        116.76         118.46          104.61        107.73

* The consideration shown refers to the net value of the Fixed Account used to purchase a fixed annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life
     Annuity which provides a guaranteed monthly income of $1,000 will cost
     $222,440.

** Annuitant and second Annuitant are assumed to be the same age.
